UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2019

MY SIZE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37370	51-0394637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Arava St., pob 1026,

Airport City, Israel 7010000

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code  +972-3-600-9030

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MYSZ	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

As previously disclosed, on July 23, 2019, the Listing Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notified My Size, Inc. (the “Company”) by letter that, based upon the Company’s continued non-compliance with Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”), which requires an issuer to maintain a closing bid price of at least $1.00 per share, the Company’s common stock would be subject to delisting from Nasdaq on July 22, 2019, unless the Company timely requested a hearing before the Nasdaq Hearings Panel (the “Panel”). In accordance with Nasdaq’s procedures, the Company appealed Nasdaq’s determination by requesting a hearing before the Panel to seek continued listing, which stayed the delisting of the Company’s common stock. The hearing occurred on September 19, 2019.

On October 1, 2019, the Panel granted the Company’s request for continued listing of the Company’s common stock on the Nasdaq Capital Market pursuant to an extension through January 20, 2020, subject to the condition that the Company regain compliance with the Bid Price Rule by such date and that the Company demonstrate compliance with all requirements for continued listing on the Nasdaq. If the Company does not regain compliance with the Bid Price Rule by January 20, 2020 or it is unable to demonstrate compliance with all requirements for continued listing on the Nasdaq, or, based on any significant events that occur during the extension period, the Panel reconsiders the extension, Nasdaq would delist the Company’s common stock from the Nasdaq Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MY SIZE, INC.

Date: October 3, 2019	By:	/s/ Ronen Luzon
	Name:	Ronen Luzon
	Title:	Chief Executive Officer

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